EXHIBIT 16

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244

Certified Public Accountants & Management Consultants	1715 Highway 35 Middletown, NJ 07748

March 4, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Coates International Ltd.’s statements included under Item 4.01 of its Form 8-K filed on March 4, 2013 and we agree with such statements concerning our firm.

/s/Meyler & Company, LLC